Exhibit 10.40.7
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
        The Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby amended, effective as of the date that this document is signed, by adding a new Section 1.10.6 reading as follows to the end of Section 1.10 of the Plan.
          1.10.6 Notwithstanding any of the foregoing provisions of this Section 1.10, any person who is, on any employee payroll of The May Department Stores Company (for purposes of this Section 1.10.6, “May Company”) or a subsidiary thereof, treated or classified as an employee of May Company or a subsidiary thereof immediately prior to the effective date of the merger of May Company into a wholly owned subsidiary of Federated shall not, at any time during the period that begins on the effective date of such merger and ends on the next date on which he or she no longer is an Employee, qualify as a Covered Employee for purposes of this Plan (until, unless, and to the extent the provisions of this Section 1.10.6 are changed or deleted by a further amendment to the Plan). For purposes of this Section 1.10.6, a “subsidiary” of May Company means any corporation, partnership, or other organization other than May Company which is in a chain of corporations, partnerships, and/or other organizations that begins with May Company and in which at least 80% of the voting interests in such corporation, partnership, or other organization in such chain (other than May Company) is owned by May Company or another corporation, partnership, or other organization in such chain.
        IN ORDER TO EFFECT THE FOREGOING PLAN REVISION, the sponsor of the Plan hereby signs this Plan amendment.

FEDERATED DEPARTMENT STORES,
INC.

By: /s/ David W. Clark

Title: SVP Human Resources

Date: August 23, 2005